EXHIBIT 23.2
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
FirstCity Financial Corporation:

          We consent to incorporation by reference in the registration statement on Form S-8 of FirstCity Financial Corporation of our report dated February 13, 1996, relating to the consolidated balance sheet of FirstCity Financial Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, our report dated February 2, 1996, relating to the combined balance sheets of WAMCO Partnerships as of December 31, 1995 and 1994, and the related combined statements of operations, changes in partners' capital and cash flows for each of the years in the three-year period ended December 31, 1995, and our report dated February 13, 1996, relating to the consolidated statement of net assets of FirstCity Liquidating Trust and subsidiaries as of December 31, 1995, and the related consolidated statements of income and changes in net asset value, and cash flows for the period from July 3, 1995 (effective date of inception) through December 31, 1995, which reports appear in the December 31, 1995 annual report on Form 10-K of FirstCity Financial Corporation.


                                                      KPMG Peat Marwick LLP

                                                      /s/ KPMG Peat Marwick LLP


Fort Worth, Texas
August 2, 1996